Exhibit 10.1

AIRCRAFT DRY LEASE

This Lease of aircraft is made effective as of June 12, 2008, by and between BH Holdings LLC, with an address of 700 17th St., Suite 1750, Denver, CO 80202 (“Lessor”) and Intrepid Potash, Inc., with an address of 700 17th St., Suite 1700, Denver, CO 80202 (“Lessee”).

RECITALS

The parties recite that:

WHEREAS, Lessor owns and is the registered owner of the airframe together with the Engines, APU(s) and all appliances, parts, instruments, avionics and appurtenances thereto, including any replacement part(s) or engine(s) which may be installed on the Aircraft from time to time, and all logs, manuals and other records relating to such Aircraft (collectively, the “Aircraft”):

FAA Registration Number:	N518CL
Aircraft Serial Number:	5180
Aircraft Manufacturer:	Canadair, Ltd.
Aircraft Model:	CL-600-2B16
Aircraft Year:	1995
Engine Serial Numbers:	807282 and 807284
Engine Manufacturer:	GE
Engine Model:	CF-34-1A

WHEREAS, Lessee desires to lease the Aircraft under such terms and conditions as are mutually satisfactory to the parties.

The parties agree as follows:

SECTION ONE

LEASE OF AIRCRAFT

For Four Thousand Four Hundred Twenty Nine Dollars ($4,429) per flight hour, Lessor agrees to lease the Aircraft to Lessee, Lessee acknowledges that Lessor has also entered into a management agreement with Airmax, LLC, a limited liability company organized under the laws of the State of Colorado with an address at 8551 Aviator Lane, Centennial, CO 80112, pursuant to which Airmax, LLC shall manage the Aircraft according to 14 C.F.R. Part 91 and Airmax, LLC’s policies. It shall be conclusively presumed between the parties that Lessee has fully inspected the Aircraft having knowledge that it is in good condition and repair and that Lessee is satisfied with and has accepted the Aircraft in such condition and repair.

SECTION TWO

TERM

This Lease will commence on the date first above written and continue for one year after said date. Thereafter, this Lease will be automatically renewed on a month to month basis, unless sooner terminated by either party as hereinafter provided. Either party may at any time terminate this Lease upon thirty (30) days written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address set forth above.

SECTION THREE

PRIVATE AND COMMERCIAL OPERATION

Neither Lessee nor Lessor will make the Aircraft available for hire within the meaning of the Federal Aviation Regulations. The Aircraft must be operated in accordance with 14 C.F.R. Part 91 at all times, Lessor and Lessee hereby agree that Lessee shall have complete and uncompromised operational control of the Aircraft under 14 C.R.R. Part 91 at all times the Aircraft is operated by Lessee under this Lease. Lessee represents and warrants that it is leasing the Aircraft for either:

(a) the personal transportation of Lessee and Lessee’s guests where no charge, assessment or fee is made for such transportation; or

(b) the transportation of Lessee’s officers, employees, guests and property where such transportation is within the scope of or incidental to Lessee’s business.

Lessee represents and warrants that it is not leasing the Aircraft for the purpose of charter or lease to third parties which could be considered commercial air transportation or air transportation for hire as set out in the Federal Aviation Regulations.

SECTION FOUR

INSURANCE

At all times during the term of this Lease, Lessor will also cause to be carried and maintained third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in the amounts set forth below:

Combined Liability Coverage for Bodily Injury and Property Damage Including Passengers -
Each Occurrence	$250,000,000

Medical Expense Coverage -
Each Person	$50,000

Lessee’s proportionate share of the cost of the above insurance is included in Lessee’s lease payments to Lessor. Lessee will also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

Any policies of insurance carried in accordance with this Lease: (i) shall name Lessee as an additional insured; and (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessor; and (iii) shall provide that in respect of the interests of Lessor, such policies of insurance shall not be invalidated by any action or inaction of Lessee or any other person and shall insure Lessor (subject to the limits of liability and war risk exclusion set forth in such policies) regardless of any breach or any violation of any warranty, declarations or conditions contained in such policies by Lessee or any other person; and (iv) shall provide that if the insurers cancel insurance for any reason whatsoever, or the same is allowed to lapse for non-payment of premium, or if there is any material change in policy terms and conditions, such a cancellation, lapse or change shall not be effective as to Lessee. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

Lessor will submit this Lease for approval to the insurance carrier for each policy of insurance on the Aircraft. Lessor will arrange for a Certificate of Insurance evidencing appropriate coverage as to the Aircraft and the satisfaction of the requirements set forth above to be given by its insurance carriers to Lessee upon Lessee’s request.

SECTION FIVE

RESTRICTIONS ON USE

Lessee may operate the Aircraft only for the purposes and within the geographical limits set forth in the insurance policy or policies obtained in compliance with this Lease. The Aircraft will be operated at all times in accordance with the flight manual and all manufacturer’s suggested operating procedures. Furthermore, Lessee will not use the Aircraft in violation of any foreign, federal, state, territorial, or municipal law or regulation and will be solely responsible for any fines, penalties, or forfeitures occasioned by any violation by Lessee. If such fines or penalties are imposed on Lessor and paid by Lessor, Lessee will reimburse Lessor for the amount thereof within thirty (30) days of receipt by Lessee of written demand from Lessor. Lessee will not base the Aircraft, or permit it to be based, outside the limits of the United States of America, without the written consent of Lessor.

The Aircraft will be flown only by certificated and qualified pilots and will be maintained only by certificated and qualified mechanics. Lessor agrees, represents and warrants that Lessee may make an independent choice in selecting crew members that Lessee uses on Lessee flights.

Lessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft. Lessee will promptly, at its own expense, take such action as may be necessary to discharge any lien not excepted above if the same will arise at any time.

This Lease shall be subject and subordinate in law and equity to any existing or future security interest, mortgage or deeds of trust placed by Lessor upon the Aircraft.

Lessee acknowledges and agrees that the Aircraft shall not be available for use by Lessee during periods when Lessor is using the Aircraft or has reserved the Aircraft for use.

SECTION SIX

INSPECTION BY LESSOR

Lessee agrees to permit Lessor or any authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Lessor may reasonably request.

SECTION SEVEN

ALTERATIONS

Except in accordance with other written agreements entered into subsequent to the date of this Lease between Lessee and Lessor regarding maintenance of the Aircraft, Lessee will not have the right to alter, modify, or make additions or improvements to the Aircraft without the permission of Lessor. All such alterations, modifications, additions, and improvements as are so made will become the property of Lessor and will be subject to all of the terms of this Lease.

SECTION EIGHT

MAINTENANCE AND REPAIR

Lessee shall inspect the Aircraft and all maintenance records pertaining to the Aircraft and confirm the airworthiness of the Aircraft prior to each flight under this Lease. If Lessee determines any repair or maintenance should be completed prior to any flight, Lessee shall not operate the Aircraft until such time as certificated and qualified mechanics have completed such repairs or maintenance. Lessor shall schedule and pay for all repairs and maintenance on the Aircraft during the term of this Lease, including all ferry flights and transportation charges on replacements parts and accessories. Lessee’s proportionate share of the cost of all such repairs and maintenance is included in Lessee’s lease payments to Lessor. Lessor will be entitled to any and all salvage from broken or worn out parts.

All inspections, repairs, modifications, maintenance, and overhaul work to be accomplished by Lessor will be performed by personnel certificated to perform such work and will be performed in accordance with the standards set by the Federal Aviation Regulations. Lessee will maintain all log books and records pertaining to the Aircraft during the term of this Lease in accordance with the Federal Aviation Regulations. Such records will be made available for examination by Lessor, and at the termination of this Lease, Lessee will deliver such records to Lessor. Lessee agrees and acknowledges that Lessor has arranged for the Aircraft to be maintained by Airmax, LLC in accordance with 14 C.F.R. Part 91, and accordingly, Lessee shall provide the Aircraft records and logbooks to Airmax, LLC as required by Airmax, LLC to maintain the Aircraft.

SECTION NINE

TITLE

The registration of and title to the Aircraft will be in the name of the Lessor, and the Aircraft, at all times during the term of this Lease or any extension, will bear United States registration markings. All responsibility and obligations in regard to the operation of the Aircraft as above owned, registered, and marked will be borne by Lessee during the term of this Lease.

SECTION TEN

PAYMENT OF TAXES

Lessee will pay all taxes associated with Lessee’s use of the Aircraft on Lessee’s own business, including landing fees, fuel taxes, and any other taxes or fees which may be assessed against a specific flight by Lessee.

SECTION ELEVEN

ASSIGNMENT

Lessee shall not assign this Lease or any interest in the Aircraft, or sublet the Aircraft, without prior consent of Lessor. Subject to the foregoing, this Lease inures to the benefit of, and is binding on, the heirs, legal representatives, successors, and assigns of the parties.

SECTION TWELVE

ACCIDENT AND CLAIM

Lessee will immediately notify Lessor and Airmax, LLC of each accident involving the Aircraft, which notification will specify the time, place, and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged, and such other information as may be known. Lessee will advise Lessor of all correspondence, papers, notices, and documents whatsoever received by Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and will aid in any investigation instituted by Lessor and in the recovery of damages from third persons liable therefor.

SECTION THIRTEEN

RETURN OF AIRCRAFT TO LESSOR

Upon the conclusion of each flight conducted by Lessee under this Lease, Lessee will return the Aircraft to Lessor at the Centennial Airport, Englewood, Colorado, in as good operating condition and appearance as when received, ordinary wear, tear and deterioration excepted, and will indemnify Lessor against any claim for loss or damage occurring prior to the actual physical delivery of the Aircraft to Lessor.

SECTION FOURTEEN

MODIFICATION OF AGREEMENT

This Lease constitutes the entire understanding between the parties, and any change or modification must be in writing and signed by both parties.

SECTION FIFTEEN

GOVERNING LAW

This Lease is entered into under, and is to be construed in accordance with, the laws of the State of Colorado.

SECTION SIXTEEN

TRUTH IN LEASING STATEMENT

THE AIRCRAFT, A CANADAIR LTD., CL-600-2B16, MANUFACTURER’S SERIAL NO. 5180, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N518CL, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, INTREPID POTASH, INC. 700 17TH ST., SUITE 1700, DENVER, CO 80202, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

THE UNDERSIGNED DAVID W. HONEYFIELD AS THE EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER OF INTREPID POTASH, INC. 700 17TH ST., SUITE 1700, DENVER, CO 80202, CERTIFIES THAT INTREPID POTASH, INC. IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT I UNDERSTAND ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

SIGNED, /s/ David W. Honeyfield, DAVID W. HONEYFIELD.

IN WITNESS WHEREOF, the parties have executed this Lease.

LESSOR

BH Holdings LLC

By:	Intrepid Oil & Gas, LLC
	Its:	Manager
		By:	Intrepid Production Corporation
		Its:	Manager

			x	/s/ Robert P. Jornayvaz III
			By:	Robert P. Jornayvaz III
			Its:	President

LESSEE

Intrepid Potash, Inc.

By:	/s/ David W. Honeyfield
David W. Honeyfield Its: Executive Vice President, Chief Financial Officer and Treasurer

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”

REQUIREMENTS

1.	Mail a copy of the lease agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

2.	Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease agreement.

3.	Carry a copy of the lease agreement in the aircraft at all times.